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                                                                    EXHIBIT 99.1

[ARLINGTON HOSPITALITY, INC. LOGO]

ARLINGTON HOSPITALITY, INC.
2355 South Arlington Heights Road - Suite 400 - Arlington Heights, IL 60005 847-228-5400 Fax: 847-228-5409 www.arlingtonhospitality.com



For Immediate Release
CONTACT:                                            MEDIA CONTACT:
James B. Dale, Chief Financial Officer              Jerry Daly or Carol McCune
847-228-5401 x 361                                  703-435-6293
jimdale@arlingtonhospitality.com                    jerry@dalygray.com



       ARLINGTON HOSPITALITY, INC. ENGAGES FINANCIAL AND STRATEGIC ADVISOR


         ARLINGTON HEIGHTS, Ill., July 15, 2004--Arlington Hospitality, Inc. (Nasdaq/NM: HOST), a hotel development and management company, today announced that Houlihan Lokey Howard & Zukin is providing investment banking services in connection with reviewing Arlington's business plan and related strategies for the purpose of assisting Arlington in optimally structuring and obtaining new debt or equity financing as needed. However, there can be no assurance as to the availability and form of such financing, and whether this financing will be on terms acceptable to the company.

ABOUT ARLINGTON HOSPITALITY

         Arlington Hospitality, Inc. is a hotel development and management company that builds, operates and sells mid-market hotels. Arlington is the nation's largest owner and franchisee of AmeriHost Inn hotels, a 106-property mid-market, limited-service hotel brand owned and presently franchised in 20 states and Canada by Cendant Corporation (NYSE: CD). Currently, Arlington Hospitality, Inc. owns or manages 58 properties in 15 states, including 52 AmeriHost Inn hotels, for a total of 4,221 rooms, with additional AmeriHost Inn & Suites hotels under development.


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Arlington Hospitality
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         This press release may contain forward-looking statements.
Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should," and "could." There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a discussion of these factors, see the Company's report on Form 10-K for the year ended December 31, 2003 and report on Form 10-Q for the three months ended March 31, 2004 under the section headed "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors."


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